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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 6, 2001




                            CROWN ENERGY CORPORATION

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              Exact name of registrant as specified in its charter




                Utah                                  0-19365             98-0368981
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State or other jurisdiction of incorporation     Commission File No.    IRS Employer ID #



             215 South State, Suite 650, Salt Lake City, Utah 84111
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               Address and zip code of principal executive offices




                                  801-537-5610
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                          Registrant's telephone number

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Item 1. Changes in Control of Registrant

        Not applicable.

Item 2. Acquisition or Disposition of Assets

        Not applicable.

Item 3. Bankruptcy or Receivership

        Not applicable.

Item 4. Changes in Registrant's Certifying Accountant

        Not applicable.

Item 5. Other Events

             Crown Energy Announces Adverse Decision In Arbitration.

     Crown Energy Corporation (the "Company") announced that it received a decision yesterday in the arbitration conducted by it and its majority owned affiliate, Crown Asphalt Distribution, L.L.C. ("Crown Distribution") against MCN Energy Group, Inc. ("MCN") and MCNIC Pipeline and Processing Company ("MCNIC") and related parties. The decision, which was issued by the Honorable John G. Davies, U.S. District Judge (ret.), held that loans from MCNIC to Crown Distribution totaling $14,935,221 were now due and payable, with interest accruing on such loans from 8% to 18%, depending upon the particular loan involved. The Company and Crown Distribution had not disputed the existence of the loans, but had argued that they were part of a working capital facility extended by MCNIC which was not due and payable at this time. The foregoing loans are secured by a majority of the real and personal property of Crown Distribution. The decision also failed to find for Crown or Crown Distribution on their claims against MCN and MCNIC on a number of causes of action. Crown Distribution was also ordered to pay MCN and MCNIC attorneys fees and costs, although the amount of such costs is unknown at the present time.

     "We are obviously surprised and extremely disappointed by the arbitration's outcome," noted Mr. Jay Mealey, Chief Executive Officer and President of the Company, "particularly in light of the fact that we and our attorneys felt we had strong grounds for recovery." Mr. Mealey noted that the Company and Crown Distribution are currently assessing the impact of the decision on Crown Distribution's business and evaluating appropriate courses of action.

     Parties seeking additional information regarding this matter may contact Mr. Mealey at (801) 537-5610.


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SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           CROWN ENERGY CORPORATION

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                                           Jay Mealey
                                           Chief Executive Officer, President

DATED: November 6, 2001


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